                                                                    EXHIBIT 3.17

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                        BUSINESS CORPORATIONS ACT                         FORM 1
                                  (SECTION 6)

                              CONSUMER AND
[Letter head of Alberta] CORPORATE AFFAIRS             ARTICLES OF INCORPORATION
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1. NAME OF CORPORATION:
   480059 ALBERTA LTD.
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2. THE CLASSES, AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS
   AUTHORIZED TO ISSUE:

   See  Schedule I attached hereto
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3. RESTRICTIONS ON SHARE TRANSFERS (IF ANY):

   No shares of the Corporation shall be transferred without the approval of the directors of the Corporation either by a reso1ution passed at a Board of directors meeting or by an instrument no instruments in writing signed by all of the directors

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4. NUMBER, OR MINIMUM AND MAXIMUM NUMBER, OF DIRECTORS THAT THE CORPORATION
   MAY HAVE:

Minimum number of directors on (1) maximum number of directors seven (7)
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5. IF THE CORPORATION IS RESTRICTED FROM CARRYING ON A CERTAIN BUSINESS, OR
   RESTRICTED TO CARRYING ON A CERTAIN BUSINESS, SPECIFY THE RESTRICTION(S):

   NONE

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6. OTHER RULES OR PROVISIONS (IF ANY):

   See Schedule II attached heretor

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7. DATE:     91/01/10
         ----------------
          YEAR MONTH DAY

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  INCORPORATORS NAMES:    ADDRESS (INCLUDING POSTAL CODE)        SIGNATURE
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JOHN A. CROSS               1900, 10060 Jasper Avenue
                            Edmonton, Alberta T5J 3VA
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FOR DEPARTMENTAL USE ONLY

CORPORATE ACCESS NO. / / / / / / / / /                        INCORPORATION DATE
CCA-06.l01                                                              91/01/15

SCHEDULE I attached to the Articles of Incorporation of:

          _________________________ ALBERTA LTD.

2. The classes and any maximum number of shares that the Corporation is authorized to issue:

     The Corporation is authorized to issue:

     (a)  An unlimited number of Class "A" shares, and

     (b)  An unlimited number of Class "B" shares.

     Voting
     ------

               The holders of the Class "A" shares shall be Entitled to vote at all meetings of the shareholders of the Corporation except meetings at which only holders of a specified class of shares are, by the provisions of The Business Corporations Act (Alberta1 (the "Act"), entitled To vote.

               The Class "B" shares shall be non-voting subject always to the provisions of the Act.

     Dividends
     ---------

               The holders of each share of either class of shares shall be entitled to receive Dividends as and when declared by the directors, acting in their sole discretion which dividends may be declared on one class of shares wholly or partially to the exclusion of the other class of shares.

09/25/89

SCHEDULE II attached to the Articles of Incorporation of:

          _________________________ ALBERTA LTD.

6.   Other provisions if any:

i.   The number of shareholders of the Corporation, exclusive of:

     (a)  persons who are in its employment or that of an affiliate, and

     (b) persons, who having been formerly in its employment or that of an affiliate were, while in that employment, shareholders of the Corporation and have continued to be shareholders of that Corporation after termination of that employment.

     is limited to not more than fifty (50) persons, two or more persons who are joint registered owners of one or more shares being counted as one shareholder.

ii. Any invitation to the public to subscribe for securities -of the Corporation is prohibited.

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                           BUSINESS CORPORATIONS ACT                      FORM 4
                               (SECTION 27 0R 171)
                           CONSUMER AND
[Letter head of Alberta]   CORPORATE AFFAIRS               ARTICLES OF AMENDMENT
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1.   NAME OF CORPORATION:                 2. CORPORATE ACCESS NUMBER:
     480059 ALBERTA LTD.                     20480059
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3.   THE ARTICLES OF THE ABOVE-NAMED CORPORATION ARE AMENDED AS FOLLOWS:

     Pursuant to section 167(3)of The Business Corporations. Act (Alberta) to amend the Articles of Incorporation of the Corporation by deletion of the existing Article 1 and substitution of the following therefor:

     1.   Name of the Corporation.

          NORTH AMERICAN INDUSTRIES INC.


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      DATE                   SIGNATURE                         TITLE

September 9/1991          /s/ [Illegible]                 President
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FOR DEPARTMENT                                                 FILED
 USE ONLY

CCA-06.104

                          North American Industries Ltd

                            P.O.Box 8122, Station 'F'
                                EDMONTON, Alberta
                                     T6H 4N9

                             CONSENT TO USE OF NAME
                             ----------------------

TO:  The Registrar of Corporations
     Province of Alberta,
     Edmonton, Alberta.

          NORTH AMERICAN INDUSTRIES LTD. incorporated pursuant to the Business Corporations Act (Alberta) hereby consents to the use of the name
     NORTH AMERICAN INDUSTRIES INC. for the purpose of registration in the Province of Alberta.

          Dated this 6TH day of September, 1991.


                                        NORTH AMERICAN INDUSTRIES LTD.
                                        Per: /s/ [Illegible]
                                            ------------------------------------